Exhibit 10.2

THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE COMPANY, AS HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

Principal Amount: $3,000,000.00	Issue Date: September 5, 2025

Jakota Capital AG

PROMISSORY NOTE

FOR VALUE RECEIVED, pursuant to the terms and conditions of this Promissory Note (this “Note”), Jakota Capital AG, a company, incorporated under the laws of Switzerland (the “Buyer”), hereby promises to pay to the order of Crisp Momentum Inc., a Delaware corporation (the “Company”), on the earlier of (i) the first Business Day (as defined below) following the 90 day anniversary of the Issue Date as set forth above or (ii) or such earlier date as the Indebtedness may be accelerated pursuant to Section 5 hereof (the “Maturity Date”) the principal amount as set forth above (the “Principal Amount”), and to pay interest on the outstanding Principal Amount at the rate of zero point one percent (0.1%) per annum, simple interest, to be paid at the same time as the Principal Amount, in each case to the extent that this Note and the Principal Amount and any accrued interest hereunder (the “Indebtedness”) has not been earlier repaid as set forth herein, and subject to the other terms, conditions and limitations herein. Interest shall commence accruing on the date hereof (the “Issue Date”), computed on the basis of a 365-day year and the actual number of days elapsed, and shall be payable as set forth herein. The Company and the Buyer may be referred to herein individually as a “Party” and collectively as the “Parties”.

This Note is entered into pursuant to a Stock Purchase Agreement by and between the Buyer and the Company dated as of the Issue Date (the “Agreement”) and is subject to the terms and conditions thereof.

This Note is not a certificate of deposit or similar obligation of, and is not guaranteed or insured by, any depository institution, the Federal Deposit Insurance Corporation, the Securities Investor Protection Corporation or any other governmental or private fund or entity.

The following terms shall apply to this Note:

Section 1. Definitions. Capitalized terms used herein without definition have the meanings given them in the Agreement.

Section 2. Interest; Payments and Prepayment.

(a) Interest on this Note shall accrue on a simple interest, non-compounded basis, and shall be added to the outstanding Principal Amount on the Maturity Date or such earlier date as the Indebtedness may be payable or paid hereunder or may be due hereunder pursuant to the terms herein.

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(b) No payments on the Indebtedness shall be due prior to the Maturity Date. To the extent not earlier paid, all Indebtedness shall be due and payable on the Maturity Date.

(c) The Buyer may, at its sole option, elect to prepay all or any part of the Indebtedness at any time, without penalty.

Section 3. Non-Payment. The Parties acknowledge and agree that, in the event the Indebtedness is not paid on or before the Maturity Date, the Company shall have the rights as set forth in the Agreement.

Section 4. Security Interest.

(a) To secure payment and performance of all obligations under this Note, Buyer hereby grants to Company a first priority continuing security interest in, lien on and right of set-off against all right, title and interest in, to and under, 500,000,000 shares of common stock, par value $0.0001 per share, of the Company (the “Shares”), which Shares are being issued pursuant to Section 2.01 of the Agreement (the “Collateral”).

(b) Buyer agrees that from time to time, it will promptly execute and deliver all instruments and documents, and take all actions, including the noting of Company’s security interest on all certificates of title issued with respect to the Collateral, that may be necessary or desirable, or that Company may request, for the attachment, perfection and maintenance of the priority of, the security interest of Company in the Collateral or to enable Company to exercise and enforce any and all of its rights, powers and remedies with respect to the Collateral.

(c) To the maximum extent permitted by applicable law, and for the purpose of taking any action that the Company may deem necessary or advisable to accomplish the purposes of this Note, Buyer hereby (i) authorizes the Company to execute any such agreements, instruments or other documents in Buyer’s name and to file such agreements, instruments or other documents in Buyer’s name and in any appropriate filing office, (ii) authorizes the Company at any time and from time to time to file, one or more financing or continuation statements, and amendments thereto, relating to the Collateral that contain any other information required by Part 5 of Article 9 of the Delaware Uniform Commercial Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including, without limitation, whether Buyer is an organization, the type of organization and any organizational identification number issued to Buyer) and (iii) ratifies such authorization to the extent that the Company has filed any such financing or continuation statements, or amendments thereto, prior to the date hereof.

(d) Upon Buyer’s payment and performance of all obligations under this Note, the security interest granted in this Section 4 shall terminate, and the Company shall execute, deliver and file such documents and instruments as required to terminate and release such security interest.

Section 5. Event of Default. An “Event of Default” shall occur if the Buyer breaches or fails to perform any covenant, agreement or obligation under the Agreement and such breach or failure remains uncured for ten (10) days after written notice thereof from the Company. Upon the occurrence and during the continuance of an Event of Default, the entire unpaid principal amount of this Note, together with all accrued and unpaid interest thereon, shall become immediately due and payable without presentment, demand, protest or any further notice of any kind, all of which are hereby waived.

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Section 6. Miscellaneous.

(a) Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be given in accordance with the terms of the Agreement.

(b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Buyer, which is absolute and unconditional, to pay principal and damages, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed.

(c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Buyer shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of this Note, and of the ownership hereof reasonably satisfactory to the Buyer.

(d) Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Note or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

(e) Amendments; No Waivers.

(i)	Other than as specifically set forth herein, this Note may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the Company and the Buyer.

(ii)	Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by another Party shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

(iii)	Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Note. No exercise of any right or remedy with respect to a breach of this Note shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

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(f) No Consequential or Punitive Damages. Notwithstanding anything else contained herein, no Party shall seek, nor shall any Party be liable for, consequential, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Note or any provision hereof or any matter otherwise relating hereto or arising in connection herewith, other than for any punitive damages actually ordered by a Governmental Authority and thereafter finally paid.

(g) Expenses. Unless otherwise contemplated or stipulated by this Note or the Agreement, all costs and expenses incurred in connection with this Note shall be paid by the Party incurring such cost or expense.

(h) Successors and Assigns; Benefit. This Note shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Note, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Note or the transactions contemplated herein, or to pursue any claim for any breach or default of this Note, or any right arising from the purported assignor’s due performance of its obligations hereunder, in each case whether by operation of the law or otherwise, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect.

(i) Third-Party Beneficiaries. This Note is strictly between the Parties and, except as specifically provided herein or in the SPA, no director, officer, stockholder, employee, agent, independent contractor or any other Person shall be deemed to be a third-Party beneficiary of this Note.

(j) Governing Law; Etc.

(i)	This Note, and all matters based upon, arising out of or relating in any way to this Note, including all disputes, claims or causes of action arising out of or relating to this Note, as well as the interpretation, construction, performance and enforcement of this Note, shall be governed by the laws of the United States and the State of Delaware, without regard to any jurisdiction’s conflict-of-laws principles and as applied to contracts to be wholly performed within the State of Delaware.

(ii)	ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS NOTE OR THE CONTEMPLATED TRANSACTIONS SHALL BE INSTITUTED SOLELY IN THE STATE OF DELAWARE COURTS OR THE FEDERAL COURTS OF THE UNITED STATES WITH JURISDICTION IN DELAWARE AND EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(iii)	EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR THE CONTEMPLATED TRANSACTIONS, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 6(j)(iii).

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(k) Specific Performance. Each Party agrees that irreparable damage would occur if any provision of this Note were not performed in accordance with the terms hereof and that each Party shall be entitled to seek specific performance of the terms hereof in addition to any other remedy at law or in equity.

(l) Severability. If any provision of this Note is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Note shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any Party. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Note so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

(m) Entire Agreement. This Note and the other Transaction Documents constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter hereof and thereof.

(n) Counterparts. This Note may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows]

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IN WITNESS WHEREOF, the Buyer has caused this Note to be duly executed effective as of the Issue Date.

Jakota Capital AG

By:
Name:	Jolanta Kluzowska
Title:	Director

Agreed and accepted:

Crisp Momentum, Inc.

By:
Name:	Renger van den Heuvel
Title:	Chief Executive Officer

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